Exhibit 99.1

Inland American Real Estate Trust, Inc.

Estimated Valuation per Share

Frequently Asked Questions

September 24, 2010

Q:

What is the estimated value per share?

A:

As of September 21, 2010, the estimated value per share of our common stock is $8.03, which we believe is an accurate reflection of current market conditions. This new value is only a snapshot in time.  We do not believe this estimate reflects the long-term value of our assets, which we believe are positioned for future growth.

Q:

What impacted the change in the estimated value per share?

A:

We believe the new estimated value of our shares is a direct reflection of the economic conditions over the past 24 months, which had a negative impact on all real estate asset values.  Today, we are confident that we have successfully navigated through this economic disruption and have positioned the portfolio for future growth.

Q:

What is the purpose of the estimated valuation per share?

A:

We estimated the per share value of our common stock to assist broker-dealers in complying with the rules published by the Financial Industry Regulatory Authority (“FINRA”), and to assist fiduciaries of retirement plans subject to annual reporting requirements of ERISA in the preparation of their reports.  Specifically, broker-dealers are required to disclose an estimated value per share of our common stock based on data no more than 18 months old.

 Q:

What was the process or methodology used to determine the estimated value per share?

A:

Our business manager used a combination of valuation methods.  They incorporated projections of funds from operations (“FFO”) and cash flow that were valued using comparable capitalization rates, discount rates and FFO multiples.  The business manager placed the most weight on the projected FFO valuations, which it believes best reflect the enterprise value of our company.  Our business manager believes that these methodologies are industry standard.  We employed a third party to analyze the business manager’s approach to the valuation and its underlying assumptions, as well as its valuation conclusion.

Q:

Does the estimated value reflect the value of my shares if I hold until a liquidity event?

A:

We believe that as the economy slowly improves, the value of our shares will reflect that improvement.  It is important to remember that we have the ability to pursue a liquidity event when we believe it will provide the most value for our stockholders.

Q:

Is this a permanent value or snapshot in time?

A:

The estimated value per share is only a snapshot in time – as of September 21, 2010.  It is not indicative of the proceeds that you would receive upon liquidation, or the price at which the shares would trade if they were to be listed on an exchange.  We currently expect to update our estimated value per share on a calendar year basis.

Q:

How will this price affect my distribution?

A:

The change in estimated value per share will not affect the amount of your monthly distribution.  Our board declared a monthly distribution, payable to stockholders of record on September 30, 2010, in an annualized amount equal to $0.50 per share.  This equates to a 5% annualized yield on a $10.00 share price and a 6.2% annualized yield on a share price of $8.03.

Q:

How will the Distribution Reinvestment Plan be affected?

A:

Concurrent with this valuation, we amended and restated our Distribution Reinvestment Plan (“DRP”).  Under the amended DRP, the purchase price per share will be $8.03.

Q:

What about the Share Repurchase Program?

A:

Our Share Repurchase Program (“SRP”) remains suspended, until further notice.  However, our board of directors reviews the SRP on an ongoing basis.

Q:

When will the estimated value per share be reflected on my statement?

A:

The estimated value per share will first appear on customer account statements from the Company for September 2010.  However, we encourage stockholders to communicate with their broker-dealer or custodian to determine when this new estimated value will be reflected on their statements.

Q:

As a stockholder, should I be confident in my investment in Inland American?

A:

Yes.   We believe Inland American is poised for future growth.    We expect the operating fundamentals of our portfolio to continue to improve along with the broader economy.  The real estate professionals who assembled our portfolio of commercial real estate assets, and the experienced team that manage its day-to-day operations, are backed by Inland’s 40-year track record of success.

Certain statements in this letter constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future and are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Similarly, statements that describe or contain information related to matters such as management’s intent, belief or expectation with respect to our financial performance, investment strategy and portfolio, cash flows and growth prospects are forward-looking statements.  These forward-looking statements are not historical facts but are the intent, belief or current expectations of management based on their knowledge and understanding of the business and industry, the economy and other future conditions.  These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements.  Actual results may differ materially from those expressed or forecasted in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q . We intend that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.